UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2022

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54677	80-0944970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Barnes Canyon Road
San Diego, California 92121
(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information related to the Forbearance Agreement set forth in Item 2.04 of this Current Report on Form 8-K (this “Report”) is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As previously disclosed in that Current Report on Form 8-K filed by CV Sciences, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on November 15, 2021 (the “Prior 8-K”), on November 14, 2021, the Company entered into a securities purchase agreement (the “SPA”) with an institutional investor (the “Investor”) providing for the sale and issuance in series of registered direct offerings of senior convertible notes (each a “Note”) in the aggregate original principal amount of up to $5.3 million. On November 27, 2021, we sold and issued a Note in the aggregate principal amount of $1.06 million to the Investor pursuant to the SPA (the “November Note”), which November Note has a maturity date of May 17, 2022 (the “Maturity Date”). The Company is required to pay, on the Maturity Date, all outstanding principal, unpaid interest and accrued and unpaid late charges on such principal and interest, if any, due under the November Note; failure to make such payment on the Maturity Date constitutes an event of default under the November Note.

As of the Maturity Date, the November Note was due and payable to the Investor in the principal amount of $130,000 plus interest, fees, expenses and other amounts which are chargeable or otherwise reimbursable under the November Note (the “Outstanding Balance”).

On the Maturity Date, the Company did not pay the Outstanding Balance, resulting in a default under the November Note (the “Default”). As a result of the Default, the November Note will accrue interest at a rate of 15% per annum until such time that the Default (and all other defaults under the November Note, if applicable) has been cured. The Default also triggered the Investor’s right under the November Note to require the Company to redeem all or any portion of the November Note, in cash, at a price not less than the face value of the November Note plus a 15% redemption premium (the “Redemption Premium”), as determined in accordance with the terms of the November Note.

On May 18, 2022, the Company entered into a Forbearance Agreement with the Investor, pursuant to which the Investor agreed to forebear exercising any rights or remedies that it may have under the November Note that arise as a result of the Default until the earlier of (i) the date immediately prior to the date of occurrence of a Bankruptcy Event of Default (as defined in the November Note), (ii) the date of occurrence of any other event of default under Section 4(a) of the November Note, (iii) the time of any breach by the Company pursuant to the Forbearance Agreement, and (v) June 1, 2022 (such period, the “Forbearance Period”). In accordance with the Forbearance Agreement, the Company agreed to pay the Investor the aggregate outstanding principal on the November Note at the Redemption Premium, including all accrued and unpaid interest, upon expiration of the Forbearance Period.

Except as set forth above, all other terms, conditions and rights of the November Note and SPA remain in full force and effect.

A summary of the terms of the SPA and November Note is set forth in the Prior 8-K, which is incorporated by herein reference. In addition, the above summary is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is attached as Exhibit 10.1 to this Report, and is incorporated herein by reference. Readers should review the Prior 8-K and the Forbearance Agreement for a complete understanding of the terms and conditions associated with these transactions.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Forbearance Agreement, dated May 18, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2022

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer

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